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                                                                Exhibit 10.9.1



                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT ("Agreement"), dated as of the 15th day of November, 1995, is made and entered into on the terms and conditions hereinafter set forth, by and between FACTORY CARD OUTLET OF AMERICA LTD., an Illinois corporation ("Borrower"), and SIRROM CAPITAL CORPORATION, a Tennessee corporation ("Lender").

                                    RECITALS:

     WHEREAS, Borrower has requested that Lender make available to Borrower a term loan in the original principal amount of Four Million and No/l00ths Dollars ($4,000,000) (the "Loan") on the terms and conditions hereinafter set forth, and for the purpose(s) hereinafter set forth; and

     WHEREAS, in order to induce Lender to make the Loan to Borrower, Borrower has made certain representations to Lender; and

     WHEREAS, Lender, in reliance upon the representations and inducements of Borrower, has agreed to make the Loan upon the terms and conditions hereinafter set forth.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the agreement of Lender to make the Loan, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

                                    ARTICLE 1
                                    THE LOAN

     1.1 Evidence of Loan Indebtedness and Repayment. Subject to the terms and conditions hereof, the Lender shall make the Loan to Borrower by wire transfer in immediately available funds. The Loan shall be evidenced by a Secured Promissory Note in the original principal amount of Four Million and No/l00ths Dollars ($4,000,000),

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substantially in the form of Exhibit A attached hereto and incorporated herein by this reference (the "Note"), dated as of the date hereof, executed by Borrower, in favor of Lender. The Loan shall be payable in accordance with the terms of the Note. The Note, this Agreement and any other instruments and documents executed by Borrower, now or hereafter evidencing, securing or in any way related to the indebtedness evidenced by the Note are herein individually referred to as a "Loan Document" and collectively referred to as the "Loan Documents."

     1.2 Processing Fee. Borrower shall pay a processing fee of $80,000 to Lender in one or more installments at or prior to closing.

     1.3 Purpose(s) of Loan and Use of Proceeds. The purposes of the Loan shall be (i) to provide working capital to Borrower, (ii) and to repay certain indebtedness of Borrower, and (iii) to pay all costs and expenses incurred by the parties hereto in connection with the making and documenting of the Loan, including attorneys' fees and expenses. The proceeds of the Loan shall not be used for any other purpose.

     1.4 Prepayment. Borrower may prepay the indebtedness evidenced by the Note in whole or in part at any time and from time to time without premium or penalty.

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

     2.1 Borrower's Representations. Borrower hereby represents and warrants to Lender as follows:

          (a) Corporate Status. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois; and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and the other Loan Documents to which it is a party. Except as set forth on Schedule 2.1(a), Borrower is duly qualified to do business and in good standing in each state in which a failure to be so qualified and in good standing would have a material adverse effect on Borrower's financial position or its ability to conduct its business in the manner now conducted.

          (b) Other Business Organizations. Borrower neither owns nor has an interest in, directly or indirectly, any other corporation, partnership, joint venture or other business organization ("Subsidiaries").

          (c) Authorization. Borrower has full legal right, power and authority to conduct its business and affairs as they are presently conducted. Borrower has full legal right, power and authority to enter into and perform its obligations under the Loan Documents, without the consent or approval of any other person, firm,


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     governmental agency or other legal entity, except such consents and approvals as have already been given to Borrower. The execution and delivery of this Agreement, the borrowing hereunder, the execution and delivery of each Loan Document to which Borrower is a party, and the performance by Borrower of its obligations thereunder (i) are within the corporate powers of Borrower, (ii) have been duly authorized by all necessary corporate action properly taken, and (iii) do not and will not contravene or conflict with (A) any provision of law, (B) any judgment, ordinance, regulation or order of any court or governmental agency that is applicable to Borrower or its property, (C) the articles of incorporation or bylaws of Borrower, or (D) any agreement binding upon Borrower. The officer(s) executing this Agreement, the Note and all of the other Loan Documents to which Borrower is a party are duly authorized to act on behalf of Borrower.

          (d) Validity and Binding Effect. This Agreement and the other Loan Documents are the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, subject to limitations imposed by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or the application of general equitable principles.

          (e) Capitalization. The authorized capital stock of Borrower consists solely of 100,000 shares of common stock, no par value per share ("Borrower Common Stock"), of which 2,500 shares (the "Borrower Shares") are issued and outstanding. The authorized capital stock of FCOA Acquisition Corp., a Delaware corporation and parent corporation of Borrower ("Guarantor"), consists of (i) 1,000,000 shares of common stock, no par value per share ("Parent Common Stock"), of which 216,000 shares ("Parent Common Shares") are issues and outstanding; (ii) 20,000 shares of Series A convertible preferred stock, $.01 par value per share ("Parent Series A Preferred Stock"), of which 20,000 shares ("Series A Shares") are issued and outstanding; and (iii) 34,750 shares of Series B convertible preferred stock, $.01 par value per share ("Series B Preferred Stock"), of which 31,214 shares ("Series B Shares") (the Borrower Shares, the Parent Common Shares, the Series A Shares and the Series B Shares are sometimes collectively referred to herein as the "Shares"). All of the Shares are duly authorized, validly issued and outstanding, fully paid and nonassessable and free of preemptive rights. Except for the Shares, there are no shares of capital stock or other securities of Borrower or Guarantor issued or outstanding. Except as set forth on Schedule 2.1(e) hereto, there are no outstanding options, warrants or rights to purchase or acquire from Borrower or Guarantor any securities of Borrower or Guarantor, and there are no contracts, commitments, agreements, understandings, arrangements or restrictions as to which Borrower or Guarantor is a party or by which it is bound relating to any shares of capital stock or other securities of Borrower or Guarantor (including the Shares), whether or not outstanding.

          (f) Trademarks, Patents, Etc. Schedule 2.1(f) is an accurate and complete list of all patents, trademarks, tradenames, trademark registrations, service names,


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     service marks, copyrights, licenses, formulas and applications therefor owned by Borrower or used by Borrower in the operation of its business, title to each of which is, except as set forth in Schedule 2.1(f) hereto, held by Borrower free and clear of all adverse claims, liens, security agreements, restrictions or other encumbrances. There is no infringement action, lawsuit, claim or complaint pending against Borrower which asserts that Borrower's operations violate or infringe the rights or the trade names, trademarks, trademark registration, service name, service mark or copyright of others with respect to any apparatus or method of Borrower, nor is Borrower in any way making use of any confidential information or trade secrets of any person except with the consent of such person.

          (g) No Conflicts. Consummation of the transactions hereby contemplated and the performance of the obligations of Borrower under and by virtue of the Loan Documents will not result in any breach of, or constitute a default under, any mortgage, security deed or agreement, deed of trust, lease, bank loan or credit agreement, articles of incorporation or bylaws, agreement or certificate of limited partnership, partnership agreement, license, franchise or any other instrument or agreement to which Borrower is a party or by which Borrower or its properties may be bound or affected, except such agreements and other documents as to which Borrower has obtained an effective waiver.

          (h) Litigation. There are no actions, suits or proceedings pending, or, to the knowledge of Borrower, threatened, against or affecting Borrower involving the validity or enforceability of any of the Loan Documents at law or in equity, and there are no proceedings pending, or, to the knowledge of Borrower, threatened, against or affecting Borrower before any governmental or administrative agency; and to Borrower's knowledge, Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

          (i) Financial Statements. The consolidated financial statements of Borrower and Guarantor, attached hereto as Schedule 2.1(i) (A), are true and correct in all material respects have been prepared on the basis of accounting principles consistently applied, and fairly present the financial condition of Borrower and Guarantor as of the date(s) thereof. No material adverse change has occurred in the financial condition of Borrower or Guarantor since the date(s) thereof, and no additional borrowings have been made by Borrower or Guarantor since the date(s) thereof other than as set forth on Schedule 2.1(i)(B).

          (j) Other Agreements; No Defaults. Borrower is not a party to indentures, loan or credit agreements, leases or other agreements or instruments, or subject to any articles of incorporation or corporate restrictions that could have a material adverse effect on the ability of Borrower to carry out its obligations under the Loan Documents to which it is a party. Borrower is not in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which


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     it is a party, including but not limited to this Agreement and the other
     Loan Documents, and to Borrower's knowledge, no other default or event has occurred and is continuing that with notice or the passage of time or both would constitute a default or event of default under any of same.

          (k) Compliance With Law. Borrower has obtained all material licenses, permits and approvals and authorizations necessary or required in order to conduct its business and affairs as heretofore conducted and as intended to be conducted as of the date of this Agreement. To Borrower's knowledge, Borrower is in compliance with all laws, regulations, decrees and orders applicable to it (including but not limited to laws, regulations, decrees and orders relating to environmental, occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition), to the extent that noncompliance, in the aggregate, cannot reasonably be expected to have a material adverse effect on its business, operations, property or financial condition or to affect materially adversely Borrower's ability to perform its obligations under the Loan Documents.

          (1) Debt. Schedule 2.1(1) is a complete and correct list of all credit agreements, indentures, purchase agreements, promissory notes and other evidences of indebtedness, guaranties, capital leases and other instruments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which Borrower or Guarantor, or any of the properties thereof is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question that are outstanding and that are available pursuant to the terms of such agreements are correctly stated, and all liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

          (m) Taxes. Borrower and Guarantor have filed or caused to be filed all tax returns that to Borrower's knowledge are required to be filed (except for returns that have been appropriately extended), and has paid, or will pay when due, all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on them by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved). To Borrower's knowledge, no tax liens have been filed against Borrower or Guarantor or any of Borrower's or Guarantor's properties.

          (n) Small Business Concern. The information set forth in the Small Business Administration Forms 480, 652 and Part A of Form 1031 regarding Borrower upon delivery thereof to Lender, pursuant to Section 4.1 hereof, will be accurate and complete. Borrower will only use the proceeds of the Loan as permitted in Section 1.3 hereof.


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          (o) Certain Transactions. Except as set forth on Schedule 2.1(o)
     hereto, Borrower is not indebted, directly or indirectly, to any of its shareholders, officers, or directors or to their respective spouses or children, in any amount whatsoever; none of said shareholders, officers or directors or any members of their immediate families, are indebted to Borrower or have any direct or indirect ownership interest in any firm or corporation with which Borrower has a business relationship, or any firm or corporation which competes with Borrower, except that shareholders, officers and/or directors of Borrower may own no more than 4.9% of outstanding stock of publicly traded companies which may compete with Borrower. No officer or director of Borrower or any member of their immediate families, is, directly or indirectly, interested in any material contract with Borrower. Borrower is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

          (p) Statements Not False or Misleading. To Borrower's knowledge after reasonable investigation, no representation or warranty given as of the date hereof by Borrower contained in this Agreement or any schedule attached hereto or any statement in any document, certificate or other instrument furnished or to be furnished by Borrower to Lender pursuant hereto, taken as a whole, contains or will (as of the time so furnished) contain any untrue statement of a material fact, or omits or will (as of the time so furnished) omit to state any material fact which is necessary in order to make the statements contained therein not misleading.

          (q) Margin Regulations. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. No proceeds received pursuant to this Agreement will be used to purchase or carry any equity security of a class which is registered pursuant to
     Section 12 of the Securities Exchange Act of 1934, as amended.

          (r) Significant Contracts. Schedule 2.1(r) is a complete and correct list of all contracts, agreements and other documents pursuant to which Borrower receives revenues in excess of $25,000 per fiscal year. Each such contract, agreement and other document is in full force and effect as of the date hereof and Borrower knows of no reason why such contracts, agreements and other documents would not remain in full force and effect pursuant to the terms thereof.

          (s) Environment. Borrower has duly complied with, and its business, operations, assets, equipment, property, leaseholds or other facilities are in compliance with, the applicable provisions of all applicable federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder, except to the extent that failure to so comply would not have a material adverse effect on its business. Borrower has been issued and will maintain all required federal, state and local permits, licenses, certificates and approvals relating to (1) air emissions; (2) discharges to surface water or groundwater; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation or disposal of toxic or hazardous substances or


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     wastes (which shall include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (6) other environmental, health or safety matters, except to the extent that failure to do so would not have a material adverse effect on its business. Borrower has not received notice of, and is not otherwise aware of facts which constitute material violations of any applicable federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to Borrower's businesses, operations, assets, equipment, property, leaseholds, or other facilities. In connection with property owned or leased by Borrower, and except in accordance with a valid governmental permit, license, certificate or approval, there has not been (during the period of Borrower's ownership or lease thereof) any emission, spill, release or discharge into or upon (1) the air; (2) soils, or any improvements located thereon; (3) surface water or groundwater; or (4) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, of any toxic or hazardous substances or wastes at or from the premises. Borrower has not received any complaint, order, directive, claim, citation or notice by any governmental authority or any person or entity against or respecting Borrower with respect to (1) air emissions; (2) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation or disposal of toxic or hazardous substances or waste; or (6) other environmental, health or safety matters affecting Borrower or its business, operations, assets, equipment, property, leaseholds or other facilities. Borrower has no indebtedness, obligation or liability (absolute or contingent, matured or not matured), with respect to the storage, treatment, cleanup or disposal of any solid wastes, hazardous wastes or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup or disposal).

                                    ARTICLE 3
                            COVENANTS AND AGREEMENTS

          Borrower covenants and agrees that during the term of this Agreement:

     3.1 Payment of Obligations. Borrower shall pay the indebtedness evidenced by the Note according to the terms thereof, and shall timely pay or perform, as the case may be, all of the other obligations of Borrower to Lender, direct or contingent, described in the Loan Documents, together with interest thereon, and any extensions, modifications, consolidations and/or renewals thereof and any notes given in payment thereof.

     3.2 Financial Statements and Reports. Borrower shall furnish to Lender (i) as soon as practicable and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower, a consolidated balance sheet of Guarantor as of the close of


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such fiscal year, a consolidated statement of earnings and retained earnings of
Guarantor as of the close of such fiscal year and a consolidated statement of cash flows for Guarantor for such fiscal year, prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), audited by an independent certified public accountant reasonably acceptable to Lender (it being understood that any "Big 6" accounting firm would be acceptable to Lender) and certified by an officer of Borrower and accompanied by a certificate of the President of Borrower, stating that to the best of the knowledge of such officer, Borrower has kept, observed, performed and fulfilled each covenant, term and condition of this Agreement and the other Loan Documents during the preceding fiscal year and that no Event of Default, as herein defined, has occurred and is continuing (or if an Event of Default has occurred and is continuing, specifying the nature of same, the period of existence of same and the action Borrower has taken or proposes to take in connection therewith), (ii) within thirty-five (35) days of the end of each calendar month, a consolidated balance sheet of Guarantor as of the close of such month and a consolidated statement of earnings and retained earnings of Guarantor as of the close of such month, all in reasonable detail (including financial information for the preceding six (6) months), and prepared substantially in accordance with GAAP (except for the absence of footnotes and subject to year-end adjustments), and
(iii) with reasonable promptness, such other financial data as Lender may reasonably request.

     3.3 Maintenance of Books and Records; Inspection. Borrower and Guarantor shall maintain their books, accounts and records in accordance with GAAP, and five (5) days after written notice from Lender, shall permit Lender, its officers, employees and any professionals designated by Lender in writing, at Borrower's expense, to visit, inspect and/or audit any of Borrower's or Guarantor's properties, books and financial records, and to discuss Borrower's and Guarantor's accounts, affairs and finances with Borrower or Guarantor or the principal officers of Borrower and/or Guarantor during reasonable business hours, all at such times as Lender may reasonably request; provided that (i) prior to an Event of Default, Lender shall not engage in an audit more than once per six months, (ii) no such visit, inspection and/or audit shall materially interfere with the conduct of Borrower's or Guarantor's business, and (iii) that prior to an Event of Default, the expenses to be incurred by Borrower in connection with any such visit, inspection or audit shall not exceed $25,000 in any calendar year.

     3.4 Insurance. Without limiting any of the requirements of any of the other Loan Documents, Borrower shall maintain in amounts customary for entities engaged in comparable business activities, (i) to the extent required by applicable law, worker's compensation insurance (or maintain a legally sufficient amount of self insurance against worker's compensation liabilities, with adequate reserves, under a plan approved by Lender, such approval not to be unreasonably withheld or delayed), and (ii) fire and "all risk" casualty insurance on its properties against such hazards and in at least such amounts as are customary in Borrower's business. Borrower will make commercially reasonable efforts to


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obtain and maintain public liability insurance in an amount, and at a cost, deemed reasonable to the Borrower's Board of Directors. At the reasonable request of Lender, Borrower will promptly deliver a certificate specifying the details of such insurance in effect.

     3.5 Taxes and Assessments. Borrower and Guarantor shall (i) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon Borrower and Guarantor upon their income and profits or upon any properties belonging to them, prior to the date on which penalties attach thereto, and (iii) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of their properties; provided, however, that Borrower or Guarantor in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (ii) and (iii) so long as appropriate reserves are maintained with respect thereto.

     3.6 Corporate Existence. Borrower and Guarantor shall maintain their corporate existences and good standings in the states of their incorporation, and their qualifications and good standings as foreign corporations in each jurisdiction in which failure to be so qualified would have a material adverse effect on Borrower's or Guarantor's financial position or their abilities to conduct their businesses at a given time.

     3.7 Compliance with Law and Other Agreements. Except where the failure to do so would not materially adversely affect Borrower's operations or its ability to fulfill its obligations under the Loan Documents, Borrower shall maintain its business, operations and property owned or used in connection therewith in compliance with (i) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (ii) all agreements, licenses, franchises, indentures and mortgages to which Borrower is a party or by which Borrower or any of its properties is bound. Without limiting the foregoing, Borrower shall pay all of its indebtedness promptly in accordance with the terms thereof.

     3.8 Notice of Default. Borrower shall give written notice to Lender of the occurrence of any default, event of default or Event of Default under this Agreement or any other Loan Document promptly upon Borrower's knowledge of the occurrence thereof.

     3.9 Notice of Litigation. Borrower shall give notice, in writing, to Lender of (i) any actions, suits or proceedings instituted by any persons whomsoever against Borrower, or affecting any of the assets of Borrower, wherein the amount at issue is in excess of Two Hundred Fifty Thousand and No/l00ths Dollars ($250,000.00), and (ii) any dispute, not resolved within sixty (60) days of the commencement thereof, between Borrower on the one hand and any governmental regulatory body on the other hand, which dispute, if determined adversely to Borrower, would have a material adverse effect on the normal operations of Borrower.


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     3.10 Conduct of Business. Borrower will continue to engage in a business of the same general type and manner as conducted by it on the date of this Agreement.

     3.11 ERISA Plan. If Borrower institutes a pension plan that is subject to the requirements of Title IV of the Employee Retirement Income Security Act of 1974, Pub. L. No.93-406, September 2,1974, 88 Stat. 829, 29 U.S.C.A. ss. 1001 et
seq. (1975), as amended from time to time ("ERISA"), then the following covenants shall be applicable during such period as any such plan (the "Plan") shall be in effect: (i) Borrower hereby covenants that throughout the existence of the Plan, Borrower's contributions under the Plan will meet the minimum funding standards required by ERISA, and (ii) Borrower covenants that it will send to Lender a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the Pension Benefit Guaranty Corporation, at the time that such notice is so filed.

     3.12 Dividends, Distributions, Stock Rights, etc. Neither Borrower nor Guarantor shall declare or pay any dividend of any kind (other than stock dividends payable to all holders of any class of capital stock), in cash or in property, on any class of the capital stock of Borrower or Guarantor, or purchase, redeem, retire or otherwise acquire for value any shares of such stock, nor make any distribution of any kind in cash or property in respect thereof, nor make any return of capital of shareholders, nor make any payments in cash or property in respect of any stock options, stock bonus or similar plan (except as required or permitted hereunder), nor grant any preemptive rights with respect to the capital stock of Borrower or Guarantor, without the prior written consent of Lender. Borrower shall provide Lender with written notice of any and all requests for redemption pursuant to Article 4 of Guarantor's Articles of Incorporation made to Guarantor and/or Borrower by the holders of a majority of the outstanding shares of Guarantor's Series A Preferred Stock, or the holders of majority of the outstanding shares of Guarantor's Series B Preferred Stock, within ten (10) days of Guarantor's or Borrower's receipt of any such requests.

     3.13 Guaranties; Loans; Payment of Debt. Without Lender's prior express written consent, neither Borrower nor Guarantor shall guarantee nor be liable in any manner, whether directly or indirectly, or become contingently liable after the date of this Agreement in connection with the obligations or indebtedness of any person or entity whatsoever, except for the endorsement of negotiable instruments payable to Borrower or Guarantor for deposit or collection in the ordinary course of business. Without Lender's prior express written consent, neither Borrower nor Guarantor shall (i) make any loan, advance or extension of credit to any person other than in the normal course of its business, or (ii) make any payment on any debt that is subordinate to the Loan, if any, except for trade accounts payable incurred in the ordinary course of Borrower's or Guarantor's business.

     3.14 Debt. Without the express prior written consent of Lender, neither Borrower nor Guarantor shall create, incur, assume or suffer to exist indebtedness of any description whatsoever, (excluding (i) the indebtedness evidenced by the Note, (ii) the endorsement of negotiable instruments payable to Borrower or Guarantor for deposit or collection in the

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ordinary course of business, (iii) indebtedness incurred in the ordinary course of business (provided that no such debt, individually, exceeds $100,000) and
(iv) the indebtedness listed on Schedule 2.1(1) hereto).

     3.15 No Liens. Neither Borrower nor Guarantor shall create, incur, assume or suffer to exist any lien, security interest, security title, mortgage, deed of trust or other encumbrance upon or with respect to any of its properties, now owned or hereafter acquired, except:

          a. liens in favor of Lender;

          b. liens for taxes or assessments or other governmental charges or levies if not yet due and payable;

          c. liens in connection with the leasing of equipment in favor of the lessor of such equipment;

          d. purchase money security interest for specific equipment in favor of the seller of such equipment; and

          e. liens described on Schedule 2.1(1) hereto.

     3.16 Mergers, Consolidations, Acquisitions and Sales. Without the prior written consent of Lender, neither Borrower nor Guarantor shall (a) be a party to any merger, consolidation or corporate reorganization, nor (b) purchase or otherwise acquire all or substantially all of the assets or stock of, or any partnership or joint venture interest in, any other person, firm or entity, nor
(c) sell, transfer, convey, grant a security interest in or lease all or any substantial part of its assets, nor (d) create any Subsidiaries nor convey any of its assets to any Subsidiary.

     3.17 Transactions With Affiliates. Except as described on Schedule 2.1(o) hereof, Borrower shall not enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms approximately no less favorable to Borrower than Borrower would obtain in a comparable arm's length transaction with a person not an affiliate. For the purposes of this Section 3.17, "affiliate" shall mean a person, corporation, partnership or other entity controlling, controlled by or under common control with Borrower.

     3.18 Environment. Borrower shall comply with all applicable provisions of all applicable federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify Lender immediately of the receipt of any written notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party; notify Lender immediately of any hazardous discharge from or affecting Borrower's premises; contain and remove the same, in compliance with all applicable laws as quickly as practicable; promptly pay any fine or penalty assessed in connection therewith (provided that Borrower may in good faith contest any such fine or penalty); and following the receipt of any notice of hazardous discharge or environmental complaint from any governmental authority permit Lender to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto, and at Lender's reasonable request, and at Borrower's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to Lender, and such other and further assurances reasonably satisfactory to Lender that the condition has been corrected.

                                    ARTICLE 4
                              CONDITIONS TO CLOSING

     4.1 Closing of the Loan. The obligation of Lender to fund the Loan on the date hereof (the "Closing Date") is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions:

          (a) Borrower shall have performed and complied in all material respects with all of the covenants, agreements, obligations and conditions required by this Agreement.

          (b) Lender shall have received an opinion of counsel for Borrower and Guarantor, Pitney, Hardin, Kipp & Szuch, dated the Closing Date, in form and substance satisfactory to Lender's counsel, Chambliss & Bahner.

          (c) Borrower shall have delivered to Lender the Note executed by Borrower.

          (d) Lender shall have received a Stock Purchase Warrant and a Warrant Valuation Letter both executed by Guarantor, all in form acceptable to Lender.

          (e) Borrower shall have delivered to Lender a Security Agreement executed by Borrower (in form acceptable to Lender) and related UCC-1 Financing Statement(s) (in form acceptable to Lender) executed by Borrower.

          (f) Borrower shall have delivered to Lender the Small Business Administration Forms 480, 652 and 1031 (Part A) completed by Borrower.

          (g) Borrower shall have delivered to Lender a Small Business Administration Economic Impact Assessment completed by Borrower, in a form acceptable to Lender.

          (h) Lender shall have received copies of the articles of incorporation and other publicly filed organizational documents of Borrower and Guarantor, certified by the Secretary of State or other appropriate public official in the jurisdictions in which Borrower and Guarantor are incorporated.

          (i) Lender shall have received certified (as of the date of this Agreement) copies of all corporate action taken by Borrower and Guarantor, including resolutions of their Board of Directors, authorizing the execution, delivery and performance of the Loan Documents.

          (j) Lender shall have received a certificate as to the legal existence and good standing of Borrower and Guarantor, issued by the Secretary of State or other appropriate public official in the jurisdictions in which Borrower and Guarantor are incorporated.

          (k) Lender shall have received certificates of the Secretaries of State or other appropriate public officials as to Borrower's and Guarantor's qualifications to do business and good standings in each jurisdiction in which a failure to be so qualified would have a material adverse effect on their financial positions or their ability to conduct their business in the manner now conducted.

          (1) Lender shall have received an Intercreditor Estoppel Agreement executed by Bank One, Chicago, N.A. and Borrower.

          (m) Lender shall have received a Guaranty Agreement executed by Guarantor, in form acceptable to Lender.

          (n) Lender shall have received the written consent and waivers of Guarantor's shareholder's to the extent necessary for the execution of the Loan Documents by Borrower and/or Guarantor (as applicable) (including without limitation the stock purchase warrant issued by Guarantor in favor of Lender) and the performance by Borrower and/or Guarantor (as applicable) of the obligations thereunder.

                                    ARTICLE 5
                              DEFAULT AND REMEDIES

     5.1 Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

          (a) Default by Borrower in the payment of the principal of or interest on the indebtedness evidenced by the Note in accordance with the terms of the Note, which default is not cured within five (5) business days;

          (b) Any misrepresentation by Borrower as to any material matter hereunder or under any of the other Loan Documents, or delivery by Borrower of any schedule, statement, resolution, report, certificate, notice or writing to Lender that is untrue in any material respect on the date as of which the facts set forth therein are stated or certified;

          (c) Failure of Borrower to perform any of its obligations, covenants or agreements under this Agreement, the Note or any of the other Loan Documents or failure of Borrower to cause Guarantor to perform any covenants under this Agreement or any of the other Loan Documents;

          (d) Either Borrower or Guarantor (i) shall generally not pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made; or (v) shall indicate, in writing or by failing to respond in writing within sixty (60) days, its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more;

          (e) Either Borrower or Guarantor shall be liquidated, dissolved, partitioned or terminated, or the charter thereof shall expire or be revoked;

          (f) A default or event of default shall occur under any of the other Loan Documents and, if subject to a cure right, such default or event of default shall not be cured within the applicable cure period;

          (g) Either Borrower or Guarantor shall default in the timely payment or performance of any obligation now or hereafter owed to Lender in connection with any other indebtedness of Borrower or Guarantor now or hereafter owed to Lender taking into account any grace period provided for such obligation; or

          (h) Either Borrower or Guarantor shall have defaulted and continue to be in default in the timely payment or performance of any other indebtedness or obligation, which in the aggregate exceeds One Hundred Thousand and No/l00ths Dollars ($100,000.00) or materially adversely affects Borrower's or Guarantor's financial condition.

     With respect to any Event of Default described above that is capable of being cured and that does not already provide its own cure procedure (a "Curable Default"), the occurrence of such Curable Default shall not constitute an Event of Default hereunder if such Curable Default is fully cured and/or corrected within thirty (30) days (ten (10) days, if such Curable Default may be cured solely by payment of a sum of money) of notice thereof to Borrower given in accordance with the provisions hereof; provided, however, that this provision shall not require notice to Borrower and an opportunity to cure any Curable Default of which Borrower has had actual knowledge for the requisite number of days set forth in this sentence.

     5.2 Acceleration of Maturity; Remedies. If Borrower or Guarantor receives any notice or request from the holders of a majority of the outstanding shares of Guarantor's Series A Preferred Stock, or the holders of a majority of the outstanding shares of Guarantor's Series B Preferred Stock, pursuant to which the notifying shareholder(s) exercise any redemption rights in accordance with
Article 4 of Guarantor's Articles of Incorporation, Lender may immediately accelerate the indebtedness evidenced by the Note as well as any and all other indebtedness of Borrower to Lender under the Loan Documents, and upon such acceleration such indebtedness shall be immediately due and payable in full. Upon the occurrence of any Event of Default described in subsection 5.1(d), the indebtedness evidenced by the Note as well as any and all other indebtedness of Borrower to Lender under the Loan Documents shall be immediately due and payable in full; and upon the occurrence of any other Event of Default described above, Lender at any time thereafter may at its option accelerate the maturity of the indebtedness evidenced by the Note as well as any and all other indebtedness of Borrower to Lender under the Loan Documents; all without notice of any kind. Upon the occurrence of any such Event of Default and the acceleration of the maturity of the indebtedness evidenced by the Note:

          (a) Lender shall be immediately entitled to exercise any and all rights and remedies possessed by Lender pursuant to the terms of the Note and all of the other Loan Documents; and

          (b) Lender shall have any and all other rights and remedies that Lender may now or hereafter possess at law, in equity or by statute.

     5.3 Remedies Cumulative; No Waiver. No right, power or remedy conferred upon or reserved to Lender by this Agreement or any of the other Loan Documents is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder, under any of the other Loan Documents or now or hereafter existing at law, in equity or by statute. No delay or omission by Lender to exercise any right, power or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Agreement and the other Loan Documents to Lender may be exercised from time to time and as often as may be deemed expedient by Lender.

     5.4 Proceeds of Remedies. Any or all proceeds resulting from the exercise of any or all of the foregoing remedies shall be applied as set forth in the Loan Document(s) providing the remedy or remedies exercised; if none is specified, or if the remedy is provided by this Agreement, then as follows:

          First, to the costs and expenses, including, without limitation, reasonable attorney's fees incurred by Lender in connection with the exercise of its remedies;

          Second, to the expenses of curing the default that has occurred, in the event that Lender elects, in its sole discretion, to cure the default that has occurred;

          Third, to the payment of the obligations of Borrower under the Loan Documents (the "Obligations"), including but not limited to the payment of the principal of and interest on the indebtedness evidenced by the Note, in such order of priority as Lender shall determine in its sole discretion; and

          Fourth, the remainder, if any, to Borrower or to any other person lawfully thereunto entitled.

                                    ARTICLE 6
                                   TERMINATION

     6.1 Termination of this Agreement. This Agreement shall remain in full force and effect until the payment by Borrower of all amounts owed to Lender hereunder, at which time Lender shall cancel the Note and deliver it to Borrower.

                                    ARTICLE 7
                                  MISCELLANOUS

     7.1 Performance By Lender. If Borrower shall default in the payment, performance or observance of any covenant, term or condition of this Agreement, which default is not cured within the applicable cure period, then Lender may, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Lender in connection therewith (including but not limited to reasonable attorney's fees), with interest thereon at the highest default rate provided in the Note (if none, then at the maximum rate from time to time allowed by applicable law), shall be immediately repaid to Lender by Borrower and shall constitute a part of the Obligations. Lender shall be the sole judge of the reasonableness and necessity for any such actions and of the amounts to be paid.

     7.2 Successors and Assigns Included in Parties. Whenever in this Agreement one of the parties hereto is named or referred to, legal representatives, successors, successors-in-title and assigns of such parties shall be included, and all covenants and agreements contained in this Agreement by or on behalf of Borrower or by or on behalf of Lender shall bind and inure to the benefit of their respective legal representatives, successors-in-title and assigns, whether so expressed or not.

     7.3 Costs and Expenses. Borrower agrees to pay all reasonable costs and expenses incurred by Lender in connection with the making of the Loan, including but not limited to filing fees, recording taxes, indebtedness taxes, and reasonable attorneys' fees, promptly upon demand of Lender; provided that legal fees of Lender's counsel exclusive of any out-of-pocket costs or expenses shall not exceed $15,000. Borrower further agrees to pay all premiums for insurance required to be maintained by Borrower pursuant to the terms of the Loan Documents and all of the reasonable out-of-pocket costs and expenses incurred by Lender in connection with the collection of the Loan, amendment to the Loan Documents, or prepayment of the Loan, including but not limited to reasonable attorneys' fees, promptly upon demand of Lender; provided, however, that any amendment to the Loan Documents made necessary solely because of a ministerial decision on the part of Lender (by way of example, and not limitation, a name change or an address change of Lender) shall be effected at Lender's expense, excluding any fees or expenses of Borrower, Guarantor or counsel for Borrower or Guarantor.

     7.4 Assignment. The Note, this Agreement and the other Loan Documents may be endorsed, assigned and/or transferred in whole or in part by Lender, and any such holder and/or assignee of the same shall succeed to and be possessed of the rights and powers of Lender under all of the same to the extent transferred and assigned; provided, however, that, prior to an Event of Default, Lender may not transfer or assign any of the Loan Documents to a retailer in the social expressions business, or to a lender or significant equity owner of any such retailer, without the prior written consent of Borrower. Lender may grant participations in all or any portion of its interest in the indebtedness evidenced by the Note, and in such event Borrower shall continue to make payments due under the Loan Documents to Lender and Lender shall have the sole responsibility of allocating and forwarding such payments in the appropriate manner and amounts, and the sole right to exercise the audit and inspection rights under Section 3.3 hereof. Borrower shall not assign any of its rights nor delegate any of its duties hereunder or under any of the other Loan Documents without the prior express written consent of Lender.

     7.5 Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Borrower hereunder and under all of the other Loan Documents.

     7.6 Severability. If any provision(s) of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     7.7 Interest and Loan Charges Not to Exceed Maximum Allowed by Law. Anything in this Agreement, the Note or any of the other Loan Documents to the contrary notwithstanding, in no event whatsoever, whether by reason of advancement of proceeds of the Loan, acceleration of the maturity of the unpaid balance of the Loan or otherwise, shall the interest and loan charges agreed to be paid to Lender for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. It is understood and agreed by the parties that, if for any reason whatsoever the interest or loan charges paid or contracted to be paid by Borrower in respect of the indebtedness evidenced by the Note shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then ipso facto, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Lender that exceed such maximum amounts shall be applied to the reduction of the principal balance of the indebtedness evidenced by the Note and/or refunded to Borrower so that at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced by the Note exceed the maximum amounts permitted from time to time by applicable law.

     7.8 Article and Section Headings: Defined Terms. Numbered and titled article and section headings and defined terms are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Agreement.

     7.9 Notices. Any and all notices, elections or demands permitted or required to be made under this Agreement or any of the Loan Documents shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, telexed, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery or delivery by such courier service, telecopy or telex or four (4) business days after the date of mailing, as the case may be, shall be the date of such notice, election or demand. For the purposes of this Agreement:

The Address of Lender is:      Sirrom Capital Corporation
                               Suite 200
                               500 Church Street
                               Nashville, TN 37219
                               Attention: Rob Shuler
                               Telecopy:  (615) 726-1208

with a copy to:                Chambliss & Bahner
                               1000 Tallan Building
                               Two Union Square
                               Chattanooga, TN 37402
                               Attention: J. Patrick Murphy, Esq.
                               Telecopy:  (423) 265-9574

The Address of Borrower is:    Factory Card Outlet of America Ltd.
                               745 Birginal Drive
                               Bensenville, IL 60106-1212
                               Attention: Charles R. Cumello
                               Telecopy:  (708) 595-2104

with copies to:                William E. Freeman
                               318 Beacon Right Road
                               Califon, NJ 07830
                               Telecopy: (908) 832-9440
                               and

                               Pitney, Hardin, Kipp & Szuch
                               200 Campus Drive
                               Florham Park, NJ 07932
                               Attention: Joseph Lunin, Esq.
                               Telecopy:  (201) 966-1550

     7.10 Entire Agreement. This Agreement and the other written agreements between Borrower and Lender represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein; provided, if there is a conflict between this Agreement and any other document executed contemporaneously herewith with respect to the Obligations, the provision of this Agreement shall control. The execution and delivery of this Agreement and the other Loan Documents by the Borrower were not based upon any fact or material provided by Lender, nor was the Borrower induced or influenced to enter into this Agreement or the other Loan Documents by any representation, statement, analysis or promise by Lender.

     7.11 Governing Law and Amendments. This Agreement and all of the Loan Documents shall be construed and enforced under the laws of the State of Tennessee applicable to contracts to be wholly performed in such State except to the extent certain rights and privileges may be granted Lender under applicable federal laws in which event federal law shall control. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

     7.12 Survival of Representations and Warranties. All covenants, representations and warranties contained herein or in any of the Loan Documents, or made by or furnished on behalf of the Borrower in connection herewith or any of the Loan Documents, shall survive the execution and delivery of this Agreement and all other Loan Documents and shall continue in full force and effect so long as the Obligations are unpaid.

     7.13 Jurisdiction and Venue. Borrower hereby consents to the jurisdiction of the courts of the State of Tennessee and the United States District Court for the Middle District of Tennessee, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations arising under this Agreement or any other Loan Documents or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any of such court.

     7.14 Waiver of Trial by Jury. LENDER AND BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR THE LOAN DOCUMENTS.

     7.15 Counterparts. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

     7.16 Construction and Interpretation. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself or through its agent prepared the same, it being agreed that the Borrower, Lender and their respective agents have participated in the preparation hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

                               LENDER:
                               -------

                               SIRROM CAPITAL CORPORATION, a Tennessee
                                corporation

                               By: /s/ Rob Shuler
                                  ------------------------------------
                               Title: Vice President
                                     ---------------------------------

                               BORROWER:
                               ---------

                               FACTORY CARD OUTLET OF AMERICA LTD.,
                               an Illinois corporation

                               By: /s/ C.R. Cumello
                                  ------------------------------------
                               Title:      President
                                     ---------------------------------

ACKNOWLEDGED AND AGREED TO:

FCOA ACQUISITION CORP., a
Delaware corporation

By: /s/ William E. Freeman
   ---------------------------------
Title: Chairman, CEO
      ------------------------------

                       Index of Schedules and Attachments


Exhibit A - Form of Note
Schedule 2.1(a) - Foreign Qualification
Schedule 2.1(e) - Options, Warrants, Stock Rights, Etc.
Schedule 2.1(f) - Trademarks, Patents, Etc.
Schedule 2.1(i)(A) and (B) - Financial Statements
Schedule 2.1(1) - Debt and Liens
Schedule 2.1(o) - Shareholder Transactions
Schedule 2.1(r) - Significant Contracts

                                    EXHIBIT A

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. IT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY, WITHOUT A VIEW TO RESALE OR DISTRIBUTION AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, MADE SUBJECT TO A SECURITY INTEREST, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO MAKER THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS.


                             SECURED PROMISSORY NOTE

$4,000,000                                                    November ___, 1995

     FOR VALUE RECEIVED, the undersigned, FACTORY CARD OUTLET OF AMERICA LTD., an Illinois corporation ("Maker"), promises to pay to the order of SIRROM CAPITAL CORPORATION, a Tennessee corporation ("Payee"; Payee and any subsequent holder[s] hereof are hereinafter referred to collectively as "Holder"), at the office of Payee at First American Trust Company, Custody Department, 800 First American Center, Nashville, Tennessee 37237, Attn: Jeff Eubanks, or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of FOUR MILLION AND NO/l00THS DOLLARS ($4,000,000.00), together with interest on the outstanding principal balance hereof from the date hereof at the rate of twelve and one-half percent (12.5%) per annum (computed on the basis of a 360-day year); provided, however, that Holder may charge and receive interest upon any renewal or extension hereof at the greater of (i) the rate set out above, or (ii) any rate agreed to by the undersigned that is not in excess of the maximum rate of interest allowed to be charged under applicable law (the "Maximum Rate") at the time of such renewal or extension.

     Interest only on the outstanding principal balance hereof shall be due and payable monthly, in arrears, with the first installment being payable on the first (1st) day of January, 1996, and subsequent installments being payable on the first (1st) day of each succeeding month thereafter until November __, 2000 (the "Maturity Date"), at which time the entire outstanding principal balance, together with all accrued and unpaid interest, shall be immediately due and payable in full; provided, however, that each interest payment prior to May 1, 1997 shall be payable only at a rate of seven and one-half percent (7.5%) per annum with the remaining five percent (5%) per annum interest due hereunder accruing from the date hereof until May 1, 1997 at which time all accrued and unpaid interest shall be due and payable.

     The indebtedness evidenced hereby may be prepaid in whole or in part, at any time and from time to time, without penalty. Any such prepayments shall be credited first to any accrued and unpaid interest and then to the outstanding principal balance hereof.

     Time is of the essence of this Note. It is hereby expressly agreed that in the event that any default be made in the payment of principal or interest as stipulated above, which default is not cured within five (5) business days; or in the event that any default or event of default shall occur under that certain Loan Agreement of even date herewith, between Maker and Payee (as may be amended from time to time, the "Loan Agreement"), which default or event of default is not cured following the giving of any applicable notice and within any applicable cure period set forth in said Loan Agreement; or should any default by Maker be made in the performance or observance of any covenants or conditions contained in any other instrument or document now or hereafter evidencing, or securing or otherwise relating to the indebtedness evidenced hereby (subject to any applicable notice and cure period provisions that may be set forth therein); then, and in such event, the entire outstanding principal balance of the indebtedness evidenced hereby, together with any other sums advanced hereunder, under the Loan Agreement and/or under any other instrument or document now or hereafter evidencing, or securing the indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall, at the option of Holder and without notice to Maker, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. Upon the occurrence of any Event of Default (as defined in the Loan Agreement), at the option of Holder and without notice to Maker, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at an annual rate (the "Default Rate") equal to the lesser of (i) the rate that is seven percentage points (7.0%) in excess of the above-specified interest rate, or (ii) the Maximum Rate in effect from time to time, regardless of whether or not there has been an acceleration of the payment of principal as set forth herein. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default.

     In the event this Note is placed in the hands of an attorney for collection, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby, Maker and any indorsers hereof agree to pay to Holder an amount equal to all such costs, including without limitation all actual reasonable attorney's fees and all court costs.

     Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by Maker and all other parties hereto. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable laws. No extension of the time for payment of the indebtedness evidenced hereby or any installment due hereunder, made by agreement with any person now or hereafter liable for payment of the indebtedness evidenced hereby, shall operate to release, discharge, modify, change or affect the original liability of Maker hereunder or that of any other person now or hereafter liable for payment of the indebtedness evidenced hereby, either in whole or in part, unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     The indebtedness and other obligations evidenced by this Note are further evidenced by (i) the Loan Agreement and (ii) certain other instruments and documents, as may be required to protect and preserve the rights of Maker and Payee as more specifically described in the Loan Agreement.

     All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the Maximum Rate. If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if from any circumstance whatsoever, Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between Maker and Holder with respect to the indebtedness evidenced hereby.

     This Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of Tennessee, except to the extent that federal law may be applicable to the determination of the Maximum Rate.

     As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

                               MAKER:
                               ------

                               FACTORY CARD OUTLET OF AMERICA
                               LTD., an Illinois corporation


                               By:_____________________________

                               Title:__________________________

                       SCHEDULE 2.1 (a) TO LOAN AGREEMENT
                             Foreign Qualifications


     Borrower's qualification to do business as a foreign corporation has been revoked in the States of Indiana, Wisconsin, Iowa, Nebraska, Minnesota and North Dakota. In each case the revocation was the result of an administrative error, such as Borrower's failure to file annual reports, and in each case Borrower has been in contact with the appropriate state authorities to determine how to reinstate Borrower as a foreign corporation in good standing.

                        SCHEDULE 2.1(e) TO LOAN AGREEMENT
                                 Capitalization

                    1.   Borrower - none.

                    2. Guarantor - see attached capitalization table as of November 3, 1995.

FCOA ACQUISITION CORP.
Summary of Fully Diluted Capital Structure
Number of Shares (a/o Nov. 3, 1995)

                                             (1)          (2)         (3)               (4)         (5)        (6)         (7)
                                                                    Series A         Series B
                                                                   Convertible      Convertible
                                                                    Preferred        Preferred
                                          Series A     Series B       Stock            Stock                 Common*     Common**
                                         Convertible Convertible     Common           Common                  Stock       Stock
                                          Preferred   Preferred       Stock            Stock      Common   Subordinated  Options
                                            Stock       Stock      Equivalents      Equivalents    Stock       Debt     Series I
------------------------------------------------------------------------------------------------------------------------------------
Brothers Investment Partnership             9,000        268          90,000            2,680     130,000      3,000
Jasmine Trustees Limited                    5,001                     50,010                       10,000      7,500
Othman M. Al-Rasheed                        1,000        267          10,000            2,670      40,000      3,000
William E. Freeman                          1,000                     10,000                       10,000                 20,000#
Revocable Living Trust of J. Bayard         1,834                     18,340                                              12,500
Kelly
George C. Betke, Jr.                                                                                                      20,000#
The Card Mart                                                                                      16,000
Richard E. Bruce                            1,165                    116,650
Abdul Aziz Al-Othman                        1,000                     10,000
Construction Counselors, Inc.                                                                      10,000
Estate of Emanuel Kain                                                                                         1,500
Allstate                                              18,716                          187,160
Bessemer Ventre Partners FCOA                          8,021                           80,210
Mohammed Al-Moussa                                     3,208                           32,080
Daoud Al-Sherian                                         267                            2,670
David Jaffee                                             267                            2,670
Lynda Davey                                              100                            1,000
Gerald Gitner                                            100                            1,000
Glen J. Franchi                                                                                                             5,000
Carol A. Travis                                                                                                             7,500
Michael Powell
Robert Krentzman
Mohammed Maali
Gary F. Nekola
Jeffrey B. Kelly
Vincent A. Smeraldo
Karen E. Nelson
Leanne L. Perry
Charles Cumello
Pamela Matjek
D. Kenneth Wahlstrom
Joseph Caboon
Sally Abdelsayed
Richard Banks
Debra Affeldt
Hadieh Hasan
Pamela Kidd
Paul Prospero

                                               (8)        (9)           (10)           (11)           (12)
                                                                                   Conversion@
                                                                                        of
                                                                       Common      Subordinated
                                                                      Stock in         Debt
                                             Common**   Common***      Lieu of          to
                                              Stock       Stock      Interest on     Series B       Columns
                                             Options     Options        Bridge      Pref. Stock     (3)-11)
                                            Series II      ISO           Loan           CSE          Total
-----------------------------------------------------------------------------------------------------------
Brothers Investment Partnership                                          1,500         2,670        229,850
Jasmine Trustees Limited                                                               6,680         74,190
Othman M. Al-Rasheed                                                                   2,670         58,340
William E. Freeman                                                                                   40,000
Revocable Living Trust of J. Bayard            4,000       7,000                                     41,840
Kelly
George C. Betke, Jr.                                                                                 20,000
The Card Mart                                                                                        16,000
Richard E. Bruce                                                                                     11,650
Abdul Aziz Al-Othman                                                                                 10,000
Construction Counselors, Inc.                                                                        10,000
Estate of Emanuel Kain                                                                                1,500
Allstate                                                                                            187,160
Bessemer Ventre Partners FCOA                                                                        80,210
Mohammed Al-Moussa                                                                                   32,080
Daoud Al-Sherian                                                                                      3,670
David Jaffee                                                                                          2,670
Lynda Davey                                                                                           1,000
Gerald Gitner                                                                                         1,000
Glen J. Franchi                                4,000       4,000                                     13,000
Carol A. Travis                                1,000         500                                      9,000
Michael Powell                                 5,000       4,000                                      9,000
Robert Krentzman                               3,000       2,000                                      5,000
Mohammed Maali                                 1,000           -                                      1,000
Gary F. Nekola                                 2,000       1,000                                      3,000
Jeffrey B. Kelly                               1,500       1,000                                      2,500
Vincent A. Smeraldo                            1,000         500                                      1,500
Karen E. Nelson                                  500         500                                      1,000
Leanne L. Perry                                  500         500                                      1,000
Charles Cumello                                           35,000                                     35,000
Pamela Matjek                                              2,000                                      2,000
D. Kenneth Wahlstrom                                       2,000                                      2,000
Joseph Caboon                                              5,000                                      5,000
Sally Abdelsayed                                           1,000                                      1,000
Richard Banks                                              1,000                                      1,000
Debra Affeldt                                              1,000                                      1,000
Hadieh Hasan                                               1,000                                      1,000
Pamela Kidd                                                1,000                                      1,000
Paul Prospero                                              1,000                                      1,000

                                             (1)          (2)         (3)               (4)         (5)        (6)         (7)
                                                                    Series A         Series B
                                                                   Convertible      Convertible
                                                                    Preferred        Preferred
                                          Series A     Series B       Stock            Stock                 Common*     Common**
                                         Convertible Convertible     Common           Common                  Stock       Stock
                                          Preferred   Preferred       Stock            Stock      Common   Subordinated  Options
                                            Stock       Stock      Equivalents      Equivalents    Stock       Debt     Series I
------------------------------------------------------------------------------------------------------------------------------------
Lisa Schwartz
James Wieting
Diane W. Burkes
Robert Blattberg
Lorenzo Hernandez
Lillian Stout
Frank Soto
                                           ------     ------         -------         -------      -------     ------      ------
Total Issued and Outstanding               20,000     31,214         200,000         312,140      216,000     15,000      65,000
                                           ------     ------         -------         -------      -------     ------      ------

                                               (8)        (9)           (10)           (11)
                                                                                   Conversion@
                                                                                        of
                                                                       Common      Subordinated
                                                                      Stock in         Debt
                                             Common**   Common***      Lieu of          to
                                              Stock       Stock      Interest on     Series B       Columns
                                             Options     Options        Bridge      Pref. Stock     (3)-11)
                                            Series II      ISO           Loan           CSE          Total
-----------------------------------------------------------------------------------------------------------
Lisa Schwartz                                              1,000                                      1,000
James Wieting                                              1,000                                      1,000
Diane W. Burkes                                              500                                        500
Robert Blattberg                               2,500                                                  2,500
Lorenzo Hernandez                                            500                                        500
Lillian Stout                                                500                                        500
Frank Soto                                                   500                                        500
                                              ------      ------         -----        ------        -------
Total Issued and Outstanding                  26,000      75,000         1,500        12,020        922,660
                                              ------      ------         -----        ------        -------

* Adjusted to reflect extension of the subordinated debt maturity date to June 30, 1994
**   Original Management and Sponsor Stock Option Plans
***  Revised Management Stock Option Plan
@ Conversion of $450,000 of the $500,000 of Subordinated Debt at CSE per share price of $37.40
#    Sponsor

                        SCHEDULE 2.1(f) TO LOAN AGREEMENT
                              Intellectual Property


                    1.   Patents - none.

                    2.   Trademarks, Trade Names, Registrations, etc.:

                         PARTY MANIA - Registration Numbers 1,834,212 (logo) and 1,834,213 (name), dated May 3, 1994.

                         FACTORY CARD OUTLET - Registration applied for with the U.S.P.T.O. on May 9, 1994.

                    3.   Copyrights - none.

                    4.   Licenses - none.

                    5.   Formulas - none.

                        SCHEDULE 2.1(i) TO LOAN AGREEMENT
                              Financial Statements


     See attached consolidated financial statements of Borrower and Guarantor as of July 1, 1995.

[LOGO] KPMG


                      FCOA ACQUISITION CORP.
                      AND SUBSIDIARIES

                      Consolidated Financial Statements and Schedules

                      July 1, 1995 and June 30, 1994

                      (With Independent Auditors' Report Thereon)

FCOA ACQUISITION CORP.
AND SUBSIDIARIES


TABLE OF CONTENTS
================================================================================

                                                                         Page(s)
                                                                         -------

Independent Auditors' Report .............................                 1

Financial Statements:

   Consolidated Balance Sheets ...........................                 2

   Consolidated Statements of Income .....................                 3

   Consolidated Statements of Stockholders' Equity .......                 4

   Consolidated Statements of Cash Flows .................                 5

Notes to Consolidated Financial Statements ...............                6-16

                                                              Schedule
                                                              --------

Consolidating Schedule - Balance Sheet Information as
   of July 1, 1995 .......................................       1         17

Consolidating Schedule - Income and Expense
   Information for the year ended July 1, 1995 ...........       2         18

Schedule of Historical Income and Expense Information
   for the years ended July 1, 1995 and June 30, 1994,
   1993, 1992, and 1991 ..................................       3         19

[LOGO] KPMG Peat Marwick LLP

            Peat Marwick Plaza
            303 East Wacker Drive
            Chicago, IL 6Q601-5255

                          Independent Auditors' Report


The Board of Directors
FCOA Acquisition Corp.:

We have audited the accompanying consolidated balance sheets of FCOA Acquisition Corp. and subsidiaries as of July 1, 1995 and June 30, 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the management of FCOA Acquisition Corp. and subsidiaries. Cur responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FCOA Acquisition Corp. and subsidiaries as of July 1, 1995 and June 30, 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The consolidating information included in Schedules 1 and 2 is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position and results of operations of the individual companies. The historical information included in Schedule 3 is also presented for purposes of additional analysis. Such information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.


                           /s/ KPMG Peat Marwick LLP


September 8, 1995

FCOA ACQUISITION CORP.
AND SUBSIDIARIES

Consolidated Balance Sheets

July 1, 1995 and June 30, 1994

================================================================================================
                           Assets                                      1995           1994
------------------------------------------------------------------------------------------------
Current assets:
   Cash                                                           $    515,212        402,965
   Accounts receivable                                                 121,996        170,596
   Inventories                                                      25,013,222     15,881,559
   Prepaid expenses                                                    388,490        310,223
   Deferred income taxes                                               147,132         90,502
------------------------------------------------------------------------------------------------
Total current assets                                                26,186,052     16,855,845

Fixtures and equipment at cost, net                                 10,178,726      4,565,996
Organization costs, less accumulated amortization                        6,644         14,130
Other assets                                                           111,114        132,411
Deferred income taxes                                                  318,579        319,943
------------------------------------------------------------------------------------------------
Total assets                                                      $ 36,801,115     21,888,325
================================================================================================

         Liabilities and Stockholders' Equity
------------------------------------------------------------------------------------------------
Current liabilities:
   Current maturities of long-term debt                                496,612        705,247
   Current portion of capital lease obligations                         37,424         21,509
   Revolving credit term note payable                                5,800,000      4,800,000
   Term loan                                                              --        1,500,000
   Accounts payable                                                  8,143,660      6,320,433
   Income taxes payable                                                 41,699        328,808
   Accrued expenses                                                  1,842,098      1,276,055
------------------------------------------------------------------------------------------------
Total current liabilities                                           16,361,493     14,952,052

Long-term debt                                                         751,661        175,334
Deferred rent liability                                              2,973,018      2,055,412
Capital lease obligations                                               74,854         48,970
------------------------------------------------------------------------------------------------

Total liabilities                                                   20,161,026     17,231,768
------------------------------------------------------------------------------------------------
Minority interest in consolidated subsidiary                              --          400,000
------------------------------------------------------------------------------------------------

Stockholders' equity:
   Preferred stock - Series A convertible, $.01 par value
      Authorized, issued, and outstanding 20,000 shares              3,077,248      3,077,248
   Preferred stock - Series B convertible, $.01 par value
      Authorized, issued, and outstanding 32A16 shares              11,379,258           --
   Common stock - no par value. Authorized 1,000,000 shares;
      232,500 and 200,000 shares issued and outstanding in 1995
      and 1994, respectively                                         2,636,750      2,000,000
   Accumulated deficit                                                (453,167)      (820,691)
------------------------------------------------------------------------------------------------
Total stockholders' equity                                          16,640,089      4,256,557
------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                        $ 36,801,115     21,888,325
================================================================================================

See accompanying notes to consolidated financial statements.

FCOA ACQUISITION CORP.
AND SUBSIDIARIES

Consolidated Statements of Income

Years ended July 1, 1995 and June 30, 1994

================================================================================
                                                          1995           1994
--------------------------------------------------------------------------------

Net sales                                             $63,174,091     37,341,134
Cost of goods sold, including buying
 and distribution expenses                             32,183,209     18,227,595
--------------------------------------------------------------------------------

Gross profit                                           30,990,882     19,113,539
--------------------------------------------------------------------------------

Store operating expenses:
   Payroll                                              9,558,322      5,667,597
   Occupancy                                            7,573,442      4,999,463
   General operating                                    7,684,269      4,379,689
--------------------------------------------------------------------------------

Total store operating expenses                         24,816,033     15,046,749

Regional administrative expense                         1,507,193        460,665
Corporate administrative expense                        3,355,077      2,207,048
Distribution center relocation expense                     39,438         52,028
--------------------------------------------------------------------------------

Total administrative and relocation expenses            4,901,708      2,719,741
--------------------------------------------------------------------------------

Income from operations                                  1,273,141      1,347,049
--------------------------------------------------------------------------------

Other expense:
   Interest expense, net                                  411,553        496,929
   Amortization of organization costs                       7,393         76,578
   Miscellaneous                                          138,009         19,821
--------------------------------------------------------------------------------

Total other expense                                       556,955        593,328
--------------------------------------------------------------------------------

Income before income taxes                                716,186        753,721
--------------------------------------------------------------------------------

Income taxes                                              348,662        304,616
--------------------------------------------------------------------------------

Net income                                            $   367,524        449,105
================================================================================

See accompanying notes to consolidated financial statements.

FCOA ACQUISITION CORP.
AND SUBSIDIARIES

Consolidated Statements of Stockholders' Equity

Years ended July 1, 1995 and June 30, 1994

=================================================================================================================
                                Series A         Series B
                              convertible      convertible                                              Total
                              preferred         preferred          Common          Accumulated      stockholders'
                                stock             stock             stock            deficit            equity
-----------------------------------------------------------------------------------------------------------------
Balance at June 30, 1993      $2,823,163              --          2,000,000        (1,015,711)         3,807,452

Net income                          --                --               --             449,105            449,105

Series A convertible
   preferred stock
   accreted redemption           254,085              --               --            (254,085)              --
-----------------------------------------------------------------------------------------------------------------

Balance at June 30, 1994       3,077,248              --          2,000,000          (820,691)         4,256,557

Net income                          --                --               --             367,524            367,524

Issuance of Series B
   convertible preferred
   stock                            --          11,379,258             --                --           11,379,258

Conversion of subsidiary's
   stock to common stock            --                --            400,000              --              400,000

Common stock issued in
   lieu of interest on
   debt instrument                  --                --            236,750              --              236,750
-----------------------------------------------------------------------------------------------------------------
Balance at July 1, 1995       $3,077,248        11,379,258        2,636,750          (453,167)        16,640,089
=================================================================================================================

See accompanying notes to consolidated financial statements

FCOA ACQUISITION CORP.
AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended July 1, 1995 and June 30, 1994

================================================================================
                                                          1995          1994
--------------------------------------------------------------------------------

Cash flows from operating activities:
   Net income                                        $    367,524       449,105
   Adjustments to reconcile net income to net cash
     provided by (used in) operating activities:
        Depreciation and amortization of fixtures
          and equipment                                 1,446,370       808,164
        Amortization of organization costs                  7,393        76,578
        Accrual of stock on subordinated
          debentures and bridge loan                       11,849        91,568
        Deferred rent liability                           917,606       609,803
        Deferred income taxes                             (55,266)     (131,752)
        Change in assets and liabilities:
           Decrease (increase) in assets:
              Accounts receivable                          48,600       136,024
              Inventories                              (9,131,663)   (5,132,846)
              Prepaid expenses                            (78,267)     (188,547)
              Other assets                                 21,390          (796)
           Increase (decrease) in liabilities:
              Accounts payable                          1,823,227     1,414,275
              Accrued expenses                            790,944       539,786
              Accrued income taxes                       (287,109)      128,292
--------------------------------------------------------------------------------

Net cash used in operating activities                  (4,117,402)   (1,200,346)
--------------------------------------------------------------------------------

Net cash used in investing activities - purchase
  of fixtures and equipment, net                       (6,867,162)   (2,206,028)
--------------------------------------------------------------------------------

Cash flows from financing activities:
   Increase in borrowings under revolving
     credit term note payable                           1,000,000     2,379,980
   Proceeds from bridge loan                                 --       1,500,000
   Payment of bridge loan                              (1,500,000)         --
   Payments of long-term debt                            (432,447)     (276,230)
   Payment of subordinated debentures                    (450,000)      (50,000)
   Proceeds from issuance of Series B
     convertible preferred stock                       11,379,258          --
   Proceeds from term loan                              1,100,000          --
--------------------------------------------------------------------------------

Net cash provided by financing activities              11,096,811     3,553,750
--------------------------------------------------------------------------------

Net increase in cash                                      112,247       147,376
Cash at beginning of year                                 402,965       255,589
--------------------------------------------------------------------------------

Cash at end of year                                  $    515,212       402,965
================================================================================

See accompanying notes to consolidated financial statements.

FCOA ACQUISITION CORP.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

July 1, 1995 and June 30, 1994

================================================================================

(1)  Summary of Significant Accounting Policies

     (a)  Organization and Basis of Presentation

     The consolidated financial statements include the accounts of FCOA Acquisition Corp. (the Company) and its wholly owned subsidiary, Factory Card Outlet of America, Ltd. (FCO). FCO is in the value segment of the retail social expressions industry and is engaged in the sale of greeting cards, party supplies, gift wrap, and other products.

     On September 23, 1992, the Company entered into an agreement with The Card Mart (Card Mart), a company in which a deceased former director of the Company had a partnership interest, to form FCOA-Baltimore, Inc. (FCOA-Baltimore). FCOA-Baltimore operated a chain of specialty stores in the Baltimore-Washington metropolitan area under the name of "Factory Card Outlet of America" offering a discount price format consistent with the merchandising, purchasing, systems, and selling practices of the Company. At June 30, 1994 the Company owned 100% of FCOA-Baltimore's common stock, while Card Mart owned 100% of FCOA-Baltimore's preferred stock.

     In October, 1994, FCOA-Baltimore was merged with and into Factory Card Outlet of America, Ltd. In connection with the merger, Card Mart, the holder of all of the FCOA-Baltimore preferred stock, converted all of their FCOA-Baltimore preferred stock into the Company's common stock. Each share of FCOA-Baltimore preferred stock was converted into one share of the Company's common stock.

     All intercompany balances have been eliminated in consolidation. Minority interest in consolidated subsidiary of $400,000 at June 30, 1994 represents the preferred stock in FCOA-Baltimore.

     (b)  Fiscal Year

     In 1995, the Company adopted a policy in which its fiscal year ends on the Saturday closest to June 30. The years ended July 1, 1995 and June 30, 1994, referred to as fiscal 1995 and 1994, respectively, each reflect a 52-week period.

     (c)  Inventories

     Inventories are stated at the lower of cost (average) or net realizable value. Cost has been determined by the retail method of accounting for inventories. The Company includes costs incurred to purchase, store and distribute goods prior to sale in determining the cost of inventory.

     (d)  Depreciation and Amortization

     Depreciation of fixtures and equipment is computed as follows:

================================================================================

                                Method             Estimated useful life
--------------------------------------------------------------------------------
     Fixtures and equipment  Straight-line  3 to 7 years
     Leasehold improvements  Straight-line  Remaining initial term of the leases
================================================================================

                                                                     (Continued)

FCOA ACQUISITION CORP.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements


================================================================================

     (e)  Organization Costs

     Organization costs are amortized using the straight-line method over a five-year period. Accumulated amortization was $368,366 and $360,973 as of July 1, 1995 and June 30, 1994, respectively.

     (f)  Store Preopening Costs

     Store preopening costs are expensed within the fiscal year in which the related store is opened. Prepaid expenses at July 1, 1995 include $61,489 of preopening costs for stores which have not yet been opened.

     (g)  Accounts Payable

     Accounts payable with payment terms in excess of 60 days totaled $962,877 and $624,673 at July 1, 1995 and June 30, 1994, respectively.

     (h)  Income Taxes

     The Company and its wholly owned subsidiary, FCO, file a consolidated Federal income tax return. A separate Federal income tax return will be filed for FCOA-Baltimore for the short period prior to the merger of FCOA-Baltimore with and into Factory Card Outlet of America, Ltd.

     In February 1992 the Financial Accounting Standards Board issued Statement No.109, "Accounting for Income Taxes" (SFAS No. 109). In fiscal 1994 the Company adopted SFAS No.109 retroactively to July 10, 1989, the date of inception.

     Under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     (i)  Software

     Software costs are capitalized and amortized on a straight-line basis over a three- or five-year period. Unamortized software costs included in fixtures and equipment were $1,019,218 as of July 1, 1995. There were no unamortized software costs included in fixtures and equipment as of June 30, 1994.

     (j)  Reclassifications

     Certain prior year amounts have been reclassified from amounts previously reported to conform with the 1995 presentation.

                                                                     (Continued)

FCOA ACQUISITION CORP.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

================================================================================
(2)  Fixtures and Equipment
================================================================================

                                                            1995        1994
--------------------------------------------------------------------------------
     Equipment                                         $ 10,452,017   5,048,523
     Leasehold improvements                               3,389,984   1,836,360
--------------------------------------------------------------------------------
     Total fixtures and equipment                        13,842,001   6,884,883
     Less accumulated depreciation and amortization       3,663,275   2,318,887
--------------------------------------------------------------------------------
     Net fixtures and equipment                        $ 10,178,726   4,565,996
================================================================================

(3)  Revolving Credit Agreement

     The Company has a revolving credit agreement with its bank which permits the Company to borrow up to $9,000,000 through September 30, 1995 and up to $12,000,000 from October 1, 1995 to September 30, 1996. Amounts outstanding under this and preceding agreements totaled $5,800,000 and $4,800,000 at July 1, 1995 and June 30, 1994, respectively. Interest is payable monthly at an annual rate equal to the bank's prime rate which was 9% at July 1, 1995. Borrowings under the revolving credit term note are secured by accounts receivable, inventories, and equipment. This agreement contains restrictive covenants, the more significant of which require the maintenance of minimum ratios of total liabilities to net worth and minimum levels of tangible net worth and net working capital.

(4)  Debt

     Long-term debt consists principally of a term loan agreement, motor vehicle loans and amounts due to landlords for financed leasehold improvements.

================================================================================
                                                            1995      1994
--------------------------------------------------------------------------------

     Term loan                                          $ 1,100,000      --
     Various installment notes payable, due in
       monthly installments through fiscal 1999,
       each including interest at rates ranging
       from 2.9% to 11.0%, secured by motor vehicles        148,273   194,766
     Landlord installment notes payable (interest
       rates ranging from 10% to 12%, maturities
       ranging from fiscal 1995 to fiscal 1998),
       secured by equipment and leasehold improvements       --       235,815
     Subordinated debentures                                 --       450,000
--------------------------------------------------------------------------------

     Total long-term debt                                 1,248,273   880,581
     Less current maturities                                496,612   705,247
--------------------------------------------------------------------------------

     Long-term portion                                  $   751,661   175,334
================================================================================

                                                                     (Continued)

FCOA ACQUISITION CORP.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

================================================================================

     On May 1, 1995 the Company entered into a term loan agreement with a bank for an amount up to $1,500,000. At July 1, 1995 the Company had borrowed $1,100,000 under this agreement. The term loan is secured by computer equipment and software. The agreement also contains covenants which includes the maintenance of minimum ratios of net income before interest, depreciation and amortization to current maturities of long-term debt plus interest. Interest on the amount borrowed is calculated at a fixed rate of 8.08%. Payments of principal and interest will begin July 31, 1995 and continue through June 30, 1998.

     The subordinated debentures held by shareholders and directors of the Company matured on July 20, 1994. Interest on the debentures accrued at the rate of two shares of common stock per quarter for each $1,000 of debentures since issuance in 1991. Common stock totaling $236,750 was issued upon the maturity of the debentures in fiscal 1995.

     Maturities of long-term debt for each of the next five years are as follows:

================================================================================

        Fiscal year                                           Amount
--------------------------------------------------------------------------------
          1996                                               $  496,612
          1997                                                  553,885
          1998                                                  192,087
          1999                                                    5,689
          2000
--------------------------------------------------------------------------------
        Total                                                $1,248,273
================================================================================

     On April 20, 1994 the Company entered into a term loan agreement for $1,500,000 with one of the Company's shareholders. This term loan matured on July 20, 1994. Interest on this loan accrued at a rate of 12% on the outstanding and unpaid principal amount which was paid in common stock. In addition, the Company paid a facility fee at maturity, as specified in the term loan agreement.

(5)  Lease Commitments

     The Company, through its FCO subsidiary, conducts substantially all of its operations using leased premises. Store and office leases provide that real estate taxes, insurance, maintenance, and operating expenses are obligations of FCO and/or the Company. Certain of the Company's leases provide for scheduled increases in base rentals over their terms. The Company recognizes the total rental amounts due over the lease term on a straight-line basis and, accordingly, has established a corresponding deferred rent obligation. Certain of the store leases provide for percentage rentals or additional percentage rentals based on sales in excess of specified minimums.

                                                                     (Continued)

FCOA ACQUISITION CORP.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

================================================================================

     The cost of property held under capital leases was $166,841 and $93,503 at July 1, 1995 and June 30, 1994, respectively. Accumulated amortization related to such property was $34,513 and $14,788 at July 1, 1995 and June 30, 1994, respectively. Property held under capital leases consists principally of office and warehouse equipment. Rent expense charged to operations under operating leases was $5,904,484 in 1995 and $3,930,191 in 1994.

     The following is a schedule of future minimum lease payments for capital and operating leases with initial or remaining terms in excess of one year as of July 1, 1995:

================================================================================

                                                       Capital       Operating
      Fiscal year                                      leases         leases
--------------------------------------------------------------------------------

        1996                                          $  50,041       6,775,245
        1997                                             44,815       6,647,037
        1998                                             31,678       6,525,888
        1999                                              7,902       6,298,881
        2000                                              1,754       5,866,788
     Thereafter                                           --         20,352,955
--------------------------------------------------------------------------------
     Total minimum lease payments                       136,190      52,466,794

     Less amount representing interest                   23,912           --
--------------------------------------------------------------------------------

     Present value of net minimum lease
      payments (including long-term
      obligations of $74,854)                         $ 112,278           --
================================================================================

                                                                     (Continued)

FCOA ACQUISITION CORP.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements


================================================================================

(6)  Income Taxes

     Income tax expense (benefit) for the years ended July 1, 1995 and June 30, 1994 consists of:

================================================================================

                                      Current          Deferred        Total
--------------------------------------------------------------------------------

     Year ended July 1, 1995:
             U.S. Federal           $ 321,114          (48,680)       272,434
             State and local           82,814           (6,586)        76,228
--------------------------------------------------------------------------------
                                    $ 403,928          (55,266)       348,662
================================================================================

     Year ended June 30, 1994:
             U.S. Federal             331,526         (113,489)       218,037
             State and local          104,842          (18,263)        86,579
--------------------------------------------------------------------------------
                                    $ 436,368         (131,752)       304,616
================================================================================

     Income tax expense for the years ended July 1, 1995 and June 30, 1994 differs from the amounts computed by applying the U.S Federal income tax rate of 34% to income before income taxes as a result of the following:

================================================================================

                                                  1995               1994
                                             ----------------   ----------------
                                             Dollar   Percent   Dollar   Percent
--------------------------------------------------------------------------------
Computed "expected" tax expense            $ 243,503   34.00%  $ 256,265  34.00%
Increase in income taxes resulting from:
   State and local income taxes, net of
     Federal income tax benefit               54,657    7.63      34,671   4.60
   Non-deductible meals and entertainment     14,792    2.07       5,459    .72
   Non-deductible life insurance premiums     12,246    1.71        --      --
   Non-deductible penalty                     11,751    1.64        --      --
   Other, net                                 11,713    1.63       8,221   1.09
--------------------------------------------------------------------------------
Income tax expense                         $ 348,662   48.68%  $ 304,616  40.41%
================================================================================

                                                                     (Continued)

FCOA ACQUISITION CORP.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements


================================================================================

     Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

================================================================================

                                                            1995         1994
--------------------------------------------------------------------------------
     Deferred tax assets:
         Alternative minimum tax credit                   $ 158,393     115,854
         Accrued interest                                      --        86,812
         Deferred rent obligation                           444,325     360,650
         Accrued vacation                                   124,994      59,041
         Other                                               24,640       1,699
--------------------------------------------------------------------------------
     Total gross deferred tax assets                        752,352     624,056
--------------------------------------------------------------------------------
     Deferred tax liabilities:
         Property and equipment, due to differences
           in depreciation                                  284,140     156,563
         Overhead capitalized into inventory in excess
           of tax amounts                                     2,501      57,048
--------------------------------------------------------------------------------
     Total gross deferred tax liabilities                   286,641     213,611
--------------------------------------------------------------------------------

     Net deferred tax asset                               $ 465,711     410,445
================================================================================

     Management believes that no valuation allowance was necessary at July 1, 1995 and June 30, 1994. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon these criteria, management has determined that it is more likely than not the Company will realize the benefits of these deductible differences.

(7)  Stockholders' Equity

     (a)  Convertible Preferred Stock - Series A and B

     Series A Convertible Preferred Stock, $.01 par value, was issued on July 10, 1989. Each share of this stock is convertible at the holders' discretion into ten shares of common stock. Prior to the Series B Convertible Preferred Stock offering outlined below, the Series A Convertible Preferred Stock was redeemable at the holders' election at a price equal to the liquidation amount defined in the stock purchase agreement plus 9% compounded annually from July 10, 1989, reduced by any prior distribution amounts. Upon issuance of the Series B Convertible Preferred Stock, accretion related to the Series A Convertible Preferred Stock ceased and the redemption amount was fixed at $3,077,248.

                                                                     (Continued)

FCOA ACQUISITION CORP.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

================================================================================

     Effective as of July 15, 1994, the Company concluded the Series B Convertible Preferred Stock offering and entered into a stock purchase agreement (Stock Purchase Agreement) whereby it issued its Series B Convertible Preferred Stock, $.01 par value per share. Investors in this offering included Allstate Venture Capital Corp., an arm of Allstate Insurance Corporation and certain Allstate affiliates, Bessemer Venture Partners and certain individual investors, along with some of the existing stockholders of the Company. Each share of Series B Convertible Preferred Stock is convertible at the holder's discretion into ten shares of common stock. The Company may require the conversion of all of the outstanding shares of Series B Convertible Preferred Stock into shares of the Company's common stock in the event of an underwritten public offering of shares of the Company's common stock within the guidelines set forth in the Stock Purchase Agreement.

     At any time on or alter June 15, 1999, by majority vote the Series B Convertible Preferred Stockholders have the option to elect to be redeemed as a class. Upon such election, the Company will redeem all Series B Convertible Preferred Stock in two equal installments, the first of which is payable 120 days following such election and the second payable one year thereafter. The redemption provisions in place for the Series A Convertible Preferred Stock were changed in conjunction with the issuance of the Series B Convertible Preferred Stock so that the dates and terms are substantially identical to those of the Series B Convertible Preferred Stock.

     The Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (collectively, Preferred Stock) are structured as "participating" preferred stock. That is, in the event of liquidation, dissolution, or winding up of the Company, each holder of preferred stock will be entitled to be paid, before any distribution or payment is made upon any junior securities, an amount in cash equal to the aggregate liquidation value of all such holder's shares of preferred stock, as determined in accordance with the terms of the Company's Certificate of Incorporation, plus all accrued and unpaid dividends thereon.

     The holders of preferred stock are entitled to vote with the holders of the Company's common stock on each matter submitted to a vote of the Company's stockholders, with each share of preferred stock having a number of votes equal to the number of votes possessed by the number of shares of common stock into which such share of preferred stock is convertible as of the record date for the determination of stockholders entitled to vote on such matter.

     (b)  Preferred Stock

     Preferred stock may be issued from time to time in one or more series at the discretion of the Company's Board of Directors. Different series of preferred stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided. All preferred stock rights are granted at the discretion of the Board of Directors.

                                                                     (Continued)

FCOA ACQUISITION CORP.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

================================================================================
     (c)  Common Stock

     The voting, dividend, and liquidation rights of the holders of the common stock are subject to the rights of the holders of the preferred stock of any series. The holders of the common stock are entitled to one vote for each share.

     At July 1, 1995 shares of common stock were reserved for the following purposes:

================================================================================

     Conversion of Series A Convertible Preferred Stock          200,000
     Conversion of Series B Convertible Preferred Stock          324,160
     Exercise of outstanding stock options                       176,000
     Granting of additional stock options                         91,000
--------------------------------------------------------------------------------
                                                                 791,160
================================================================================

     (d)  Dividend Restrictions

     The Company must obtain written consent from the bank holding its revolving credit term note and the consent of a majority of the then outstanding shares of Series A Convertible Preferred Stock prior to declaring or paying dividends at any time.

(8)  Stock Option Plan

     A stock option plan was approved by the stockholders of the Company on July 7, 1989, under which a maximum of 41,400 shares of common stock may be issued to employees, outside directors, and consultants of the Company pursuant to options granted. The stockholders also approved the issuance of stock options for a maximum of 40,000 shares of common stock to sponsors of the Company. On December 13, 1993, the Board of Directors of the Company approved the allocation of 85,600 shares of common stock for the issuance of options to employees and outside directors. In July, 1995, the Board of Directors approved an increase in the number of shares of common stock available for grant under the plan by 100,000 shares. The exercise price of such options is to be determined by the Board of Directors within defined guidelines. The term of each option will be determined in accordance with certain events noted in the plan, but shall not be more than ten years from the date of grant. Options are exercisable in accordance with the events stated in the plan and vest at the rate of 25% per year from the date of grant.

                                                                     (Continued)

FCOA ACQUISITION CORP.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

================================================================================

     Pertinent information covering the stock option plan follows:

=================================================================================================
                                                 1995                            1994
                                       ---------------------------     -------------------------
                                         Number       Option price       Number     Option price
                                       of shares        per share      of shares      per share
-------------------------------------------------------------------------------------------------
Outstanding at beginning
 of year                                97,500      $  2.50-25.00         65,000    $ 2.50-10.00
Options repurchased by Company          (7,500)         25.00               --           --
Granted                                 86,000        10.00-25.00         32,500        25.00
-------------------------------------------------------------------------------------------------
Outstanding at end of year             176,000      $  2.50-25.00         97,500    $ 2.50-25.00
=================================================================================================
Vested at end of year                   78,200      $  2.50-25.00         70,500    $ 2.50-25.00

Available for grant at end of year      91,000                            69,500
=================================================================================================

(9)  Incentive Savings Plan

     The Incentive Savings Plan (the Plan) provides that employees of FCO who have attained age 21 and completed six months of service can elect to invest any whole percentage from 1% to 13% of their compensation in the Plan. For each dollar the employee invests up to 6% of his or her earnings, the Company will contribute 33 cents "matching contribution" to the Plan. The Plan also has a profit sharing feature whereby the Company may elect at its discretion to make a "basic contribution." The Company's total contribution to the Plan was $53,661 in 1995 and $34,704 in 1994.

(10) Related-party Transactions

     FCO made inventory purchases of approximately $3,246,082 and $1,932,194 in fiscal 1995 and 1994, respectively, from a company which is owned by a stockholder of the Company who is also a director of the Company. These purchases represented approximately 8.6% and 9.4% of FCO's total inventory purchases in fiscal 1995 and 1994, respectively. At June 30, .1994, FCO owed $56,468 for these purchases. At July 1, 1995, FCO had no outstanding amounts payable related to these purchases.

     FCO also made wholesale sales of merchandise to Card Mart of approximately $282,246 in fiscal 1995 and $200,370 in fiscal 1994. Included in the accounts receivable balance at July 1, 1995 and June 30, 1994 is approximately $41,325 and $53,907, respectively, relating to these sales. FCOABaltimore engaged Card Mart to provide management and consulting services, which subsequent to the merger of FCO and FCOA-Baltimore have been discontinued. Management fees for fiscal years 1995 and 1994 were $168,929 and $270,723, respectively. FCO is obligated to pay fees of $10,000 per month to Card Mart through September 30, 1995.

                                                                     (Continued)

FCOA ACQUISITION CORP.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

================================================================================

(11) Supplemental Cash Flow Information
================================================================================

                                                        1995         1994
--------------------------------------------------------------------------------
      Cash paid during the year for:
           Interest                                  $ 634,910      403,799
           Income taxes                                688,574      125,864
================================================================================

      Supplemental disclosure of non-cash financing activities:

          The Company converted FCOA-Baltimore preferred stock (minority interest) of $400,000 to FCOA Acquisition Corp. common stock of $400,000 in 1995.

          The Company incurred a charge of $11,849 in 1995 and $91,568 in 1994 in lieu of interest on the subordinated debentures and the bridge loan. Accrued interest of $236,750 was repaid through the issuance of $236,750 of common stock in 1995.

          Capital lease obligations incurred and notes on vehicle purchases were $191,938 in 1995 and $188,748 in 1994.

          Accreted redemption on Series A convertible preferred stock was $254,085 in 1994.

(12) Subsequent Events (Unaudited)

     (a)  Revolving Credit Agreement

     The Company's revolving credit agreement has been renewed and increased to a maximum borrowing of $20,000,000, which matures on December 31, 1996. Advances under the agreement are limited based on inventory levels as defined in the agreement. Interest under the agreement is payable monthly at an annual rate equal to the bank's prime rate on the first $15,000,000 of borrowings under the agreement and the bank's prime rate plus 2 1/2% on the next $5,000,000 of borrowings. A fee of 1/4% per year will be assessed on the unused portion of the first $15,000,000 of the line. The collateral related to this agreement is an interest in all business assets of the company. The agreement also contains certain restrictive covenants.

     (b)  Secured Subordinated Debt

     The Company is currently negotiating a $4,000,000 secured subordinated debt facility bearing annual interest at 12.5% payable monthly except during the first 18 months of the five year term when 7.5% of the interest will be payable in cash and 5% will accrue. The lender would also receive a warrant to purchase 2.5% of the fully-diluted outstanding common stock exercisable at $.0l per share, and beginning after 18 months, additional shares accrue at 1.0% per year until maturity or prepayment of the loan. There is no penalty for prepayment of the loan at any time.

                                                                      Schedule 1
                                                                      ----------

FCOA ACQUISITION CORP.
AND SUBSIDIARIES

Consolidating Schedule - Balance Sheet Information

July 1, 1995

====================================================================================================================
                                                   FCOA           Factory Card     Consolidating
                                                Acquisition         Outlet of     and eliminating        Consoli-
                   Assets                          Corp.          America, Ltd.       entries              dated
--------------------------------------------------------------------------------------------------------------------
Current assets:
    Cash                                       $     16,706           498,506              --              515,212
    Accounts receivable                             121,996              --             121,996
    Intercompany accounts receivable             11,576,008              --         (11,576,008)              --
    Inventories                                        --          25,013,222              --           25,013,222
    Prepaid expenses                                388,490              --             388,490
    Deferred income taxes                           147,132              --             147,132
--------------------------------------------------------------------------------------------------------------------
Total current assets                             11,592,714        26,169,346       (11,576,008)        26,186,052

Fixtures and equipment at cost, net                    --          10,178,726              --           10,178,726
Organization costs, less
  accumulated amortization                             --               6,644              --                6,644
Other assets                                      4,433,787           111,114        (4,433,787)           111,114
Deferred income taxes                                  --             318,579              --              318,579
--------------------------------------------------------------------------------------------------------------------
Total assets                                   $ 16,026,501        36,784,409       (16,009,795)        36,801,115
====================================================================================================================

         Liabilities and
       Stockholders' Equity
--------------------------------------------------------------------------------------------------------------------

Current liabilities:
    Current portion of long-term debt                  --             496,612              --              496,612
    Current portion of capital lease
      obligations                                      --              37,424              --               37,424
    Revolving credit term note payable                 --           5,800,000              --            5,800,000
    Accounts payable                                   --           8,143,660              --            8,143,660
    Intercompany accounts payable                      --          11,576,008       (11,576,008)              --
    Income taxes payable                               --              41,699              --               41,699
    Accrued expenses                                   --           1,842,098              --            1,842,098
--------------------------------------------------------------------------------------------------------------------

Total current liabilities                              --          27,937,501       (11,576,008)        16,361,493

Long-term debt                                         --             751,661              --              751,661
Deferred rent liability                                --           2,973,018              --            2,973,018
Capital lease obligations                              --              74,854              --               74,854
--------------------------------------------------------------------------------------------------------------------

Total liabilities                                      --          31,737,034       (11,576,008)        20,161,026
--------------------------------------------------------------------------------------------------------------------

Stockholders' equity:
    Preferred stock - Series A                    3,077,248              --                --            3,077,248
    Preferred stock - Series B                   11,379,258              --                --           11,379,258
    Common stock                                  2,636,750         4,433,787        (4,433,787)         2,636,750
    (Accumulated deficit) retained
      earnings                                   (1,066,755)          613,588              --             (453,167)
--------------------------------------------------------------------------------------------------------------------

Total stockholders' equity                     $ 16,026,501         5,047,375        (4,433,787)        16,640,089
--------------------------------------------------------------------------------------------------------------------

Total liabilities and stockholders' equity     $ 16,026,501        36,784,409       (16,009,795)        36,801,115
====================================================================================================================

                     See accompanying independent auditors' report

                                                                      Schedule 2
                                                                      ----------

FCOA ACQUISITION CORP.
AND SUBSIDIARIES

Consolidating Schedule - Income and Expense Information

Year ended July 1, 1995

=====================================================================================================================
                                            FCOA              Factory Card          Consolidating
                                          Acquisition           Outlet of          and eliminating
                                            Corp.               America, Ltd.          entries         Consolidated
---------------------------------------------------------------------------------------------------------------------
Net sales                                   $ --                 63,174,091              --             63,174,091
Cost of goods sold, including
  buying and distribution expenses            --                 32,183,209              --             32,183,209
---------------------------------------------------------------------------------------------------------------------

Gross profit                                  --                 30,990,882              --             30,990,882
---------------------------------------------------------------------------------------------------------------------

Store operating expenses:                     --                  9,558,322              --              9,558,322
    Payroll                                   --                  7,573,442              --              7,573,442
    Occupancy
    General operating                         --                  7,684,269              --              7,684,269
---------------------------------------------------------------------------------------------------------------------

Total store operating expenses                --                 24,816,033              --             24,816,033

Regional administrative expense               --                  1,507,193              --              1,507,193
Corporate administrative expense              --                  3,355,077              --              3,355,077
Distribution center relocation expense        --                     39,438              --                 39,438
---------------------------------------------------------------------------------------------------------------------

Total administrative and relocation
    expenses                                  --                  4,901,708              --              4,901,708
---------------------------------------------------------------------------------------------------------------------

Income from operations                        --                  1,273,141              --              1,273,141
---------------------------------------------------------------------------------------------------------------------

Other expense (income):
  Interest expense (income), net              (342)                 411,895              --                411,553
  Amortization of organization costs          --                      7,393              --                  7,393
  Miscellaneous                               --                    138,009              --                138,009
---------------------------------------------------------------------------------------------------------------------

Total other expense (income)                  (342)                 557,297              --                556,955
---------------------------------------------------------------------------------------------------------------------

Income before income taxes                     342                  715,844              --                716,186
---------------------------------------------------------------------------------------------------------------------

Income taxes                                  --                    348,662              --                348,662
---------------------------------------------------------------------------------------------------------------------

Net income                                   $ 342                  367,182              --                367,524
=====================================================================================================================

See accompanying independent auditors' report

                                                                      Schedule 3
                                                                      ----------

FCOA ACQUISITION CORP.
AND SUBSIDIARIES

Schedule of Historical Income and Expense Information

Years ended July 1, 1995 and June 30, 1994, 1993, 1992, and 1991

===============================================================================================================================
                                                        1995           1994           1993           1992            1991
-------------------------------------------------------------------------------------------------------------------------------
Net sales                                            $63,174,091     37,341,134     24,332,487     17,329,510      12,591,926
Cost of goods sold, including buying
and distribution expenses                             32,183,209     18,227,595     11,858,979      8,559,662       6,571,906
-------------------------------------------------------------------------------------------------------------------------------
Gross profit                                          30,990,882     19,113,539     12,473,508      8,769,848       6,020,020
-------------------------------------------------------------------------------------------------------------------------------
Store operating expenses:
    Payroll                                            9,558,322      5,667,597      3,851,810      2,842,705       2,181,889
    Occupancy                                          7,573,442      4,999,463      3,300,046      2,555,489       2,145,181
    General operating                                  7,684,269      4,379,689      2,420,105      1,472,091       1,240,616
-------------------------------------------------------------------------------------------------------------------------------

Total store operating expenses                        24,816,033     15,046,749      9,571,961      6,870,285       5,567,686

Regional administrative expense                        1,507,193        460,665        317,708        292,420         163,959
Corporate administrative expense                       3,355,077      2,207,048      1,214,561        820,615         759,031
Distribution center relocation expense                    39,438         52,028        177,020           --              --
-------------------------------------------------------------------------------------------------------------------------------

Total administrative and relocation expenses           4,901,708      2,719,741      1,709,289      1,113,035         922,990
-------------------------------------------------------------------------------------------------------------------------------

Income (loss) from operations                        $ 1,273,141      1,347,049      1,192,258        786,528        (470,656)
===============================================================================================================================

See accompanying independent auditors' report

                        SCHEDULE 2.1(1) TO LOAN AGREEMENT
                                 Debts and Liens


     Debt
     ----

          1.   Credit Agreements:

               Business Loan Agreement among Borrower, Guarantor and Bank One, Chicago, N.A. ("Bank One") dated November 10, 1995, increasing Borrower's current secured line of credit to $20,000,000.00. Principal amount outstanding as of November 13, 1995 is $10,950,000.00, exclusive of the $1,500,000.00 term loan described below.

               Bank One extended a term loan to Borrower on May 1, 1995 in the principal amount of $1,500,000.00 to purchase computer equipment pursuant to the terms of Borrower's prior line of credit facility.

          2.   Indentures - none.

          3.   Purchase Agreements - none.

          4.   Promissory Notes and other evidences of indebtedness:

               Business Purpose Revolving Promissory Note from Borrower and Guarantor to Bank One dated November 10, 1995 in the principal amount of $15,000,000.00 to evidence a portion of the line of credit described in #1 above.

               Business Purpose Revolving Promissory Note from Borrower and Guarantor to Bank One dated November 10, 1995 in the principal amount of $5,000,000.00 to evidence a portion of the line of credit described in #1 above.

               Promissory Note from Borrower to Bank One dated May 1, 1995 in the principal amount of $1,500,000.00 to evidence the term loan described in #1 above.

               Various installment notes payable in connection with purchases of motor vehicles, due in monthly installments through 1999, with interest rates ranging from 2.9% to 11%. $148,273 outstanding as of July 1, 1995.

               Life insurance policy loans in the amount of $101,165 as of July 1, 1995.

          5.   Guaranties:

               Guarantor has guaranteed the obligations of Borrower to Bank One under the term loan described in item #1 above.

          6.   Capital Leases:

               Various equipment capital leases with maturities through 1999. $112,278 outstanding as of July 1, 1995.

          7.   Other - none.

     Liens
     -----

          1. Non-Titled Personal Property Security Agreement between Borrower and Bank One granting a blanket lien on all of Borrower's assets to secure the $20,000,000.00 line of credit described in #1 above.

          2. Commercial Security Agreement between Borrower and Bank One granting a purchase money security interest in certain computer equipment and software purchased with the proceeds of the term loan described in #1 above.

          3. Security interest granted in certain motor vehicles to secure the installment notes described in #4 above .

          4. Borrower's landlord for Borrower's facility at 2620 Lake Circle Drive, Indianapolis, Indiana, has filed a UCC-l financing statement in connection with inventory, equipment and fixtures located at or used in connection with such facility.

                        SCHEDULE 2.1(o) TO LOAN AGREEMENT
                              Certain Transactions


     1. On or about September 1, 1995, Borrower made a loan to Charles R. Cumello in the principal amount of $175,000.00 to assist with relocation expenses.

     2. William Freeman controls TRIWEF Corporation/Triad Sales International ("Triad"). Triad has made its offices, staff and foreign representative offices available to Borrower and Guarantor for foreign sourcing, buying and freight consolidation of imported goods. Triad has provided sourcing for such imported goods and other services in return for a buying commission which is not in excess of standard industry commissions.

                       SCHEDULE 2.1(r) TO LOAN AGREEMENT
                              Significant Contracts


                                      None.